EXHIBIT 10.1
OPINION RESEARCH CORPORATION
DEFERRED COMPENSATION PLAN
          1. PURPOSE
          The purpose of the Plan is to provide for supplemental retirement and related benefits for a select group of management and highly compensated employees of ORC (the “Company”) as part of an integrated compensation program which is intended to assist the Company in attracting, motivating and retaining employees of superior ability, industry and loyalty.
          2. DEFINITIONS
          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:
          “Board of Directors” shall mean the Board of Directors of the Company.
           “Change of Control” shall have the meaning set forth in Section 11 of the Plan.
          “Committee” shall mean Compensation Committee of the Board of Directors of the Company.
          “Company” shall mean Opinion Research Corporation, a Delaware corporation, and any successor thereto.
          “Compensation” shall mean all of the Participant’s compensation paid by the Company, including the Participant’s base salary and bonus, but shall not include the Participant’s contributions to the Company’s tax qualified retirement plans.

          “Default” shall mean a material breach by the Company under any of its material loan agreements, or any inability of the Company to pay its obligations in a timely manner.
          “Designated Beneficiary” shall mean the beneficiary designated by a Participant to receive any benefits payable under the Plan upon his or her death. In the absence of a beneficiary designation, the Participant’s “Designated Beneficiary” shall be his or her spouse and if none, his or her estate.
          “Gain or Loss Adjustment” shall mean the adjustment to such Participant’s Plan Deferral Account in accordance with the provisions of Section 7.
          “Interest Equivalent” shall mean the amount credited to such Participant’s Plan Deferral Account in addition to the amount of income deferred by such Participant in accordance with the provisions of Section 7(b)(1).
          “Participant” shall mean those employees of the Company who are eligible to participate in the Plan in accordance with Section 3 and who elect to defer income by executing a Participation Agreement.
          “Participation Agreement” shall mean a written agreement executed by an employee eligible to participate in the Plan specifying the amount of income to be deferred and such other matters as are required to be specified in such document in accordance with the provisions of the Plan.
          “Permissible Investments” are those investments specified in Section 7(b)(2)(i).
          “Plan” shall mean the Opinion Research Corporation Deferred Compensation Plan.
          “Plan Deferral Account” shall mean the amount credited for the benefit of a Participant under Section 7 on the basis of income deferred in accordance with such Participant’s Participation Agreement along with

Interest Equivalents, if any, credited under the Plan, adjusted by such Participant’s Gain or Loss Adjustment with respect to such Participant’s Plan Deferral Account.
          “Plan Year” shall mean the calendar year; provided, however, that the first Plan Year shall be the period from December 27, 1995 through December 31, 1995.
          “Valuation Date” shall mean the last day of each Plan Year or, with respect to a specific Participant, the date of a payment under the Plan of the amount of such Participant’s Plan Deferral Account.
          3. PARTICIPATION
          The employees of the Company who are eligible to participate in the Plan shall be Michael R. Cooper and John F. Short and any other management and highly compensated executives designated by the Board of Directors as eligible. Any employee so designated who executes a Participation Agreement shall be a Participant in the Plan. The Participation Agreement for each Participant shall specify:
          (a) The amount of a Participant’s Compensation to be deferred subsequent to the date of the Participation Agreement, stated as a percentage, dollar amount or in such other manner as the Participant shall specify.
          (b) The manner in which amounts are to be deferred (e.g., out of base compensation or bonuses).
          (c) Whether payment of the Participant’s benefits under the Plan are to be made in the event there is a Change of Control.
          (d) The time at which payment of the Participant’s benefits under the Plan are to be made if there is no Change of Control, including an election as to whether payment is to be made on the Participant’s termination of employment or only at the date specified for payment.

          Participation Agreements may be submitted by an eligible employee at any time.
          4. Term of Plan
          The Plan shall be in effect as of December 27, 1995, and shall continue until all obligations of the Company pursuant to the Plan have been paid, unless sooner terminated at the discretion of the Company.
          5. VESTING
          A Participant’s interest in his or her Plan Deferral Account shall be fully vested at all times.
          6. BENEFIT ENTITLEMENT
          (a) Benefits. Except as otherwise provided herein, a Participant’s benefit under the Plan shall be the amount of such Participant’s Plan Deferral Account.
          (b) Payment of Benefits. The benefit of a Participant shall be paid to the Participant or the Participant’s Designated Beneficiary in a lump sum in accordance with the elections and specifications contained in the Participant’s Participation Agreement and the provisions of the Plan; provided; however, payment shall be made to the Participant’s Designated Beneficiary within 90 days of the death of the Participant, if not otherwise payable prior to such date.
          (c) Early Payment of Benefits. In the event that a Participant elects to receive benefits under the Plan at any time prior to the time payment of benefits would be made under Section 6(b) of the Plan, the Participant shall file such election with the Committee and shall, as soon as practicable after receipt of such election by the Committee, be paid ninety percent (90%) of such Participant’s Plan Deferral Account, and such Participant shall not thereafter be entitled to any further benefits under the Plan and shall cease to be a participant thereunder. Notwithstanding the foregoing, in the event there is a Change of Control of the Company, any

Participant who elected in his or her Participation Agreement to receive a payment of his benefit under the Plan on the occurrence of a Change of Control shall receive the full amount of his Plan Deferral Account as of the date of a Change of Control within thirty (30) days of such Change of Control. Notwithstanding the foregoing, in the event a Default occurs, the Participant shall receive the full amount of his Plan Deferral Account as of the date of the Default within thirty (30) days of such Default.
          (d) Hardship. A Participant may petition the Committee for a distribution of all or a portion of his Plan Deferral Account (without reduction as set forth in Section 6(c) above) on account of an unforeseeable emergency. If the Committee determines that there is such an unforeseeable emergency, and that there are insufficient resources available from other sources to pay the expenses associated with such unforeseeable emergency, the Participant shall receive a payment in an amount not to exceed the lesser of (1) the Participant’s Plan Deferral Account or (2) the amount required to meet the financial needs arising from the unforeseeable emergency (increased to take into account any tax liability on such benefit payment and decreased to take into account amounts available from other sources, including reimbursement through insurance or otherwise, the liquidation of other assets of the Participant to the extent such liquidation does not cause severe financial hardship, or by cessation of deferrals under the Plan). For purposes of this Section 6(d), an unforeseeable emergency is any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of property of the Participant due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

          7. Plan Deferral Accounts, Interest Equivalents and Gain or Loss Adjustment
          (a) Deferred Compensation. Each person who is eligible to participate in the Plan and who executes a Participation Agreement shall be a Participant and shall have a Plan Deferral Account which shall be credited with the amount of such Participant’s Compensation that is deferred under such Participation Agreement.
          (b) (1) Interest Equivalents. Each Participant’s Plan Deferral Account shall be credited with an Interest Equivalent amount for the period that ends on the first business day following the date the Committee, or such employee of the Company as the Committee may designate for this purpose, receives the Participant’s investment instructions consistent with the provisions of subsection 7(b)(2)(i) hereof. Interest Equivalents shall be in addition to the amounts credited for the benefit of Participants under Section 7(a) above. For purposes of the Plan, the Interest Equivalent applicable to a Participant’s Plan Deferral Account shall be an amount equal to the interest that would have been earned during the applicable period if the amount, if any, in such Participant’s Plan Deferral Account during the applicable period had been invested in an investment providing a rate of return equal to the interest rate on 90-day Treasury Bills in effect on the first day of the calendar year quarter, compounded quarterly. The amount deferred under the Participant’s Participation Agreement during the applicable period shall be treated for these purposes as though it had been invested as of the date the amount of the Participant’s deferred Compensation would otherwise have been payable to the Participant in the absence of a Participation Agreement.
               (2) Gain or Loss Adjustment. Effective as of the first business day following the date the Committee, or such employee of the Company as the Committee may designate for this purpose, receives the

Participant’s investment instructions consistent with the provisions of subsection 7(b)(2)(i), each Participant’s Plan Deferral Account shall be adjusted at the end of each Plan Year (or on the date of distribution) (either such date being referred to herein as the “Valuation Date”) to take into account the Gain or Loss Adjustment for such period applicable to such account. For purposes of the Plan, the Gain or Loss Adjustment applicable to a Participant’s Plan Deferral Account shall be determined as follows:
                    (i) Each Participant shall be permitted to specify an investment or investments (from among Permissible Investments, as that term is defined below) which shall be the basis for determining the Gain or Loss Adjustment applicable to such Participant’s Plan Deferral Account in accordance with such rules as may be established by the Committee. The Participant shall be permitted to change such specifications at any time, subject to such rules as the Committee may determine are appropriate for the practical administration of the Plan. A Participant shall be permitted to specify any investment or investments that are generally available to individual investors, and any other specific investments as may be approved for the purposes of the Plan by the Committee from time to time as determined at the discretion of the Committee (all such investments being referred to herein as “Permissible Investments”).
                    . (ii) On each Valuation Date, each Participant’s Plan Deferral Account shall be adjusted to reflect the gain or loss that would have been recognized if an amount equal to the Participant’s Plan Deferral Account balance as of the prior Valuation Date, along with any additional amounts added to the Participant’s Plan Deferral Account on account of amounts deferred under the Participant’s Participation Agreement in effect during the period prior to the Valuation Date (but subsequent to any prior Valuation Date), had been invested in accordance with the investment specifications of the Participant. For purposes of the determination of the Gain or Loss Adjustment, any brokerage fees or other transactional costs that would have been incurred in actually carrying out the investment specifications of the Participant shall be taken into account, whether or not such costs were actually incurred by the Company.
                    (iii) For purposes of calculating the Gain or Loss Adjustment applicable to a Participant’s Plan Deferral Account, the balance in such Plan Deferral Account at the beginning of the Plan Year shall be treated as having been invested for the full Plan Year or until the Participant is paid a benefit equal to his or her Plan Deferral Account balance in accordance with the provisions of the Plan, if sooner, while the amounts deferred under the Participant’s Participation Agreement shall be treated as having been invested starting at the beginning of the first day of the calendar quarter immediately following the time the amount of the Participant’s deferred Compensation would otherwise have been payable to the Participant in the absence of a Participation Agreement.
                    (iv) Notwithstanding anything to the contrary contained herein, including those provisions giving a Participant the right of designating investments from among Permissible Investments for the purposes of determining the benefit paid under the Plan, the Company reserves the right to invest its assets, including any assets that may have been set aside for the purpose of funding the benefits to be provided under the Plan, at its own discretion, and such assets shall remain the property of the Company, subject to the claims of its general creditors, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Company.
          8. FUNDING OF LIABILITIES
          The Plan is intended to be an unfunded, non-qualified plan maintained by the Company for the purpose of providing deferred compensation for a select group of management and highly compensated employees. However, benefits under the Plan may be provided through a “rabbi trust.” A contribution to such trust in any year shall not create any obligation of the Company to make contributions to such trust thereafter. The Plan shall be administered and construed so as to effectuate this intent. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specified property of the Company. To the extent any benefits payable under the Plan are paid through a “rabbi trust,” the Company’s contractual obligations, if any, shall be reduced accordingly.
          9. COMMITTEE
          (a) Quorum. A majority of the members of the Committee shall constitute a quorum for any meeting held with respect to the Plan, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts unanimously approved in writing by all members of the Committee, shall be valid acts of the Committee. No member of the Committee may act or vote with respect to a decision of the Committee specifically relating to his or her benefits, if any, under the Plan. The Committee may be made up of a single individual at the discretion of the Company.
          (b) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

                    (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;
                    (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and
                    (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.
          The acts and determinations of the Committee, including determinations with respect to claims of a Participant or Designated Beneficiary made in accordance with Section 12(h) hereof, shall be final and conclusive.
          (c) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.
          (d) Compensation and Expenses. Members of the Committee who are employees of the Company shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Company shall receive such reasonable compensation for their services as may be authorized from time to time by the

Company and, except as otherwise provided by this section, members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.
          (e) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants, the date each became a Participant, his or her Compensation and date of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.
          (f) Inspection of Documents. The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.
          10. EFFECTIVE DATE, TERMINATION AND AMENDMENT
          (a) Effective Date of Participation in Plan. Participation shall commence as of the first business day following receipt by the Committee or its designee of the executed Participation Agreement evidencing the Participant’s participation. A Participation Agreement shall continue in effect until such time as the Participation Agreement is revoked, deferrals are terminated in accordance with the terms of the Plan, or the Plan is terminated.
          (b) Amendment and Termination of the Plan or Participation Agreement. This Plan or the Participation Agreement of a Participant may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan or a Participation Agreement may, without the written approval of the Participant, reduce the Plan Deferral Account or benefit payable to a Participant calculated as of the time of such termination or amendment. A Participant may revoke his or her Participation Agreement prospectively at any time, but may not again commence deferrals of his or her Compensation until the subsequent Plan Year pursuant to such new Participation Agreement as may be filed with the Committee prior to such subsequent Plan year. A Participant may modify the provisions of his or her Participation Agreement by filing a new Participation Agreement with the Committee at any time; provided, however, that such modifications shall only become effective after the filing of such modification.
          11. Change of Control
          For purposes of the Plan, a Change of Control shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or Michael R. Cooper or John F. Short, shall have become the beneficial owner of, or shall have obtained voting control over, more than forty percent (40%) of the outstanding Shares of the Company’s Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
          12. MISCELLANEOUS PROVISIONS

          (a) Anti-alienation. No benefit payable under the Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance except by the Company; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach or encumber such benefit, except by the Company, shall be void.
          (b) Unsecured Creditor Status. Any Participant who may have or claim any interest in or right to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future. Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company’s liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general asset of the Company subject to the claims of its creditors.
          (c) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.
          (d) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.
          (e) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.
          (f) Incapacity. If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.
          (g) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.
          (h) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant or Designated Beneficiary for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:
                    (i) the specific reasons for such denial;

                    (ii) the specific reference to the Plan provisions on which the denial is based;
                    (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
                    (iv) an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.
          A Participant or Designated Beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.
          (i) Withholding. The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

          IN WITNESS WHEREOF, Opinion Research Corporation has caused this amended and restated Plan to be adopted effective as of December 27, 1995.

Opinion Research Corporation

By:	/s/ John F. Short

AMENDMENT TO THE
OPINION RESEARCH CORPORATION
DEFERRED COMPENSATION PLAN
     WHEREAS, Opinion Research Corporation, a Delaware corporation (the “Company”), established the Opinion Research Corporation Deferred Compensation Plan (the “Plan”), for the purpose of permitting designated, highly compensated employees to defer receipt of a portion of their otherwise taxable compensation; and
     WHEREAS, the Company desires to amend the Plan with respect to the manner in which it is administered and to address certain aspects of the Permissible Investments available to participants in the Plan; and
     WHEREAS, Section 10(b) of the Plan authorizes the Company to amend the Plan from time to time, subject to the consent of participants in the Plan under certain circumstances which are not implicated by this Amendment.
     NOW, THEREFORE, the Board, acting on behalf of the Company, hereby amends the Plan, effective as the date specified, and otherwise as of January 1, 2001, as follows:
     1. The definition of “Committee” as set forth in Section 2 of the Plan is hereby revised, effective as of the initial adoption of the Plan, to read:
     “'Committee' shall mean the Board of Directors and such other person or persons (who need not be members of the Board of Directors) designated from time to time by the Board, at its discretion, to act as the administrator of the Plan.”
     2. The following definitions are added to Section 2 of the Plan:
     “'Non-Qualified Stock Purchase Plan' shall mean the Company’s Stock Purchase Plan for Non-employee Directors and Designated Employees and Consultants.”
     “'Trust'” shall mean the rabbi trust established under Section 8 of the Plan.”
     “'Trustee' shall mean the trustee of the Trust.”
     3. The following Section 3(e) is added immediately following Section 3(d) of the Plan:
     “(e) A Participant may elect, at any time, in a new Participation Agreement or by amending an existing Participation Agreement, that, to the extent permitted under the terms of any offering period established under the Non-Qualified Stock Purchase Plan, all or any portion of the amounts deferred under the terms of such Participation Agreement be accumulated and used to purchase shares of the Company’s common stock (“Common Stock”) on the “purchase date” applicable under the Non-Qualified Stock Purchase Plan (such election being referred to herein as a “Stock Purchase Election). A Stock Purchase Election shall be effective only with respect to amounts deferred following the date the Stock Purchase Election is filed with the Committee. Each Stock Purchase Election shall be subject to the following conditions:

          (i) Neither the Stock Purchase Election itself, nor the Participation Agreement, to the extent the Stock Purchase Election is applicable, may be revoked by the Participant with respect to the extent any such revocation would result in a return of funds to the Participant or in any other use or investment of funds that would otherwise have been used to purchase Common Stock pursuant to the Participation Agreement in conjunction with the Stock Purchase Election;
          (ii) All deferrals that are subject to a Stock Purchase Election shall be used exclusively for the purpose of purchasing Common Stock, to the extent permitted under the terms of the Non-Qualified Stock Purchase Plan and shall be treated as uninvested under the terms of the Plan until such time as used for the purchase of Common Stock as permitted under the Non-Qualified Stock Purchase Plan;
          (iii) Each Participant making a Stock Purchase Election shall waive his or her rights to any beneficial ownership in such Common Stock or to or a distribution of certificates evidencing ownership of such Common Stock except at the times and to the extent permitted under the Plan.”
     4. The following sentence is added at the end of Section 6(b) of the Plan:
“Notwithstanding the foregoing, or any other contrary provision of the Plan or any Participation Agreement, the payment of any benefit under the Plan attributable to a Stock Purchase Election shall be paid exclusively by means of a transfer of shares of Common Stock from the Trust corresponding to the shares acquired as a result of such Stock Purchase Election.”
     5. The following sentence is added at the end of Section 7(b)(2)(iv):
“The right of the Company to invest its assets and/or to set aside in a Company account or otherwise invest or reinvest amounts intended to be used for the funding of benefits hereunder shall only be exercisable by the Company to the extent that the exercise of such rights is consistent with the provisions of the Plan relating to purchases of Common Stock pursuant to a Stock Purchase Election and the holding of such Common Stock in the Common Stock Account established under the terms of the Trust.”
     6. The following Section 7(b)(3) is added at the end of Section 7:
          “(3) In addition to any other investments as may be established by the Committee as Permissible Investments, amounts used to purchase Common Stock by reason of a Participant’s Stock Purchase Election shall be treated under the Plan as being invested, from and after the date such amounts are used to “purchase” Common Stock consistent with the terms of the Non-Qualified Stock Purchase Plan, as invested in such Common Stock (such investment constituting a Permissible Investment under the Plan). All Common Stock so acquired shall be held by the Trustee in a separate account (the “Common Stock Account”) which may not be commingled with any other assets that may be or become held by the Trustee. No Participant making a Stock Purchase Election shall have any right to revoke, sell, convert or otherwise change that portion of such Participant’s Plan Deferral Account that is invested in the Common Stock Account. In connection with the implementation of a Stock Purchase Election and the “purchase” of Common Stock by reason thereof, the Company shall provide to the Trustee funds corresponding to such Participant’s deferrals designated for such use and shall direct the Trustee to purchase shares of Common Stock as permitted under the Non-Qualified Stock Purchase Plan, and thereafter to hold all such Common Stock in the Common Stock Account until such time as such Common Stock is distributed in-kind in connection with a benefit payable under the Plan or as would otherwise be required to be made available to creditors of the Company under the terms of the applicable trust agreement.”
     7. The following sentence is added at the end of Section 8 of the Plan:
“Notwithstanding anything to the contrary set forth in this Section 8, the Company shall cause the Trustee to establish a Common Stock Account for the purpose of holding such shares of Common Stock as may be acquired in connection with a Stock Purchase Election. All other assets of the Trust shall be held in one or more accounts as may be established by the Trustee from time to time (collectively, the “Variable Account”). At no time shall any assets held in the Common Stock Account be transferred to the Variable Account nor shall any assets held in the Variable Account be transferred to the Common Stock Account.”
     8. In all other respects, the Plan remains in full force and effect.